UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

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☒ Definitive Information Statement

Plures Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

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Plures Technologies, Inc.
5297 Parkside Drive
Canandaigua, NY  14424

NOTICE OF CORPORATE ACTION TAKEN BY WRITTEN CONSENT
OF MAJORITY STOCKHOLDERS WITHOUT SPECIAL MEETING OF THE STOCKHOLDERS

Dear Stockholders:

This is to advise you that stockholders of Plures Technologies, Inc. (the “Company”) holding a majority of the outstanding voting stock of the Company, executed written consents in lieu of a special meeting, approving the Plures Technologies, Inc. 2011 Stock Option Plan (the “Option Plan”) and an amendment to the Option Plan increasing the number of shares covered from 600,000 shares to 750,000 shares.

The accompanying information statement, which describes the Option Plan in more detail, is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder. The consents that we have received constitutes the only stockholder approval required for the approval of the Stock Option Plan and the amendment thereto. Accordingly, the Stock Option Plan and the amendment will not be submitted to the other stockholders of the Company for a vote.

The record date for the determination of stockholders entitled to notice of the action by written consent is May 25, 2012.

No action is required by you to effectuate this action. The accompanying information statement is furnished only to inform our stockholders of the action described above.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THE HOLDERS OF A MAJORITY OF OUR VOTING STOCK HAVE CONSENTED TO THE STOCK OPTION PLAN AND THE AMENDMENT TO THE STOCK OPTION PLAN.  THE CONSENTS ARE SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THIS MATTER.

By order of the Board of Directors,

/s/ David R. Smith
David R. Smith, CEO
May 30, 2012

PLURES TECHNOLOGIES, INC.
INFORMATION STATEMENT REGARDING
CORPORATE ACTION TAKEN BY WRITTEN CONSENT OF
 HOLDERS OFA MAJORITY OF OUR VOTING STOCK
IN LIEU OF SPECIAL MEETING

Plures Technologies, Inc. (the “Company,” “we” or “us”) is furnishing this information statement to you to provide a description of actions taken by holders of a majority of our voting stock.

This information statement is being mailed on or about June 1, 2012 to stockholders of record on May 25, 2012 (the “Record Date”). The information statement is being delivered only to inform you of the corporate action described herein before such action takes effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). No action is requested or required on your part.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

PLEASE NOTE THAT THE HOLDERS OF A MAJORITY OF OUR OUTSTANDING VOTING STOCK HAVE CONSENTED TO THE STOCK OPTION PLAN AND THE AMENDMENT TO THE STOCK OPTION PLAN. THE CONSENTS RECEIVED ARE SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THIS MATTER.

ADOPTION OF THE 2011 STOCK OPTION PLAN

INTRODUCTION

The Board of Directors approved the 2011 Stock Option Plan (the “Option Plan”) under which up to 600,000 shares of incentive and non-qualified options may be granted to employees, directors and others and subsequently amended the Option Plan to increase the coverage to 750,000 shares. Under the Option Plan, options may be granted at not less than the fair market value on the date of grant with respect to incentive options (as defined below). The Board of Directors adopted the Option Plan to attract, maintain and develop management by encouraging ownership of the Company's Common Stock by key employees, directors, and others.  The Plan will expire in December 2021, and no options may be grated under the Plan after such time.

Options under the Option Plan will be either “incentive options” (“ISOs”) under Section 422A of the Internal Revenue Code of 1986, as amended, or “non-qualified stock options” (“NQOs”) which are not intended to so qualify.

SUMMARY DESCRIPTION OF THE OPTION PLAN

The Option Plan is administered by the Board of Directors. The Board of Directors is authorized to grant ISOs to officers and other employees of the Company and NQOs to directors and others performing services for the Company.

If there is a stock split, stock dividend, or other relevant change affecting the Company's shares, appropriate adjustments would be made in the number of shares that could be issued in the future and in the number of shares and price under all outstanding option grants made before the event. Future options may also cover such shares as may cease to be under option by reason of expiration, termination or voluntary surrender of an option.

The vesting period for options granted under the Option Plan are set forth in an option agreement entered into with the optionee. ISOs granted to an optionee terminate ninety (90) days after retirement or termination of employment and twelve (12) months in the event of death or disability or immediately if there is termination for cause as defined in the option agreement.

In the event of (x) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transactions which there is no substantial change in the stockholders of the Company or their relative stock holdings and the options and stock purchase rights granted under the Option Plan are assumed, converted or replaced by the successor or acquiring corporation, which assumption, conversion or replacement will be binding on all participants), or (y) the sale of all or substantially all of the assets of the Company, then (unless in the opinion of the Board of Directors adequate provision has been made for the assumption, conversion, replacement, substitution, or preservation by the successor or acquiring corporation or the Company, which assumption, conversion, replacement, substitution, or preservation will be binding on all participants), all options and other rights shall immediately vest on such conditions as the Board of Directors determines, and, if such options and rights are not exercised prior to the consummation of such event, they shall then terminate.

The Board may grant options qualifying as ISOs under the Internal Revenue Code of 1986, as amended, or as NQOs. The Board determines the duration of each option; however in the case of ISOs, the term of an option cannot exceed ten (10) years from the date of grant and cannot exceed five (5) years in the case of a greater than ten percent (10%) stockholder. The option price for an ISO is at least the fair market value of a share of the Company's Common Stock on the date of grant. The grantee can pay the option price in cash, or if permitted, by delivering to the Company shares of Common Stock owned by the grantee that have a fair market value equal to the option price.

FEDERAL INCOME TAX CONSEQUENCES

The holder of an ISO does not realize taxable income upon the grant or upon the exercise of the option (although the option spread is an item of tax preference income potentially subject to the alternative minimum tax). If the stock acquired upon exercise of the option is sold or otherwise disposed of within two (2) years from the option grant date or within one (1) year from the exercise date then, in general, gain realized on the sale is treated as ordinary income to the extent of the option spread at the exercise date, and the Company receives a corresponding deduction. Any remaining gain is treated as capital gain. If the stock is held for at least two (2) years from the grant date and one (1) year from the exercise date, then gain or loss realized upon the sale will be capital gain or loss and the Company will not be entitled to a deduction. A special basis adjustment applies to reduce the gain for alternative minimum tax purposes.

An optionee does not realize taxable income upon the grant of an NQO if the exercise price is equal to the fair market value. The optionee will realize income equal to the difference between the exercise price and the market value on the date of exercise. The Company is entitled to a deduction at the same time and in a corresponding amount.

In general, if an optionee delivers previously-owned shares in payment of the exercise price of an option, no gain or loss will be recognized on the exchange of the previously-owned shares for an equivalent number of newly issued shares. However, if the previously-owned shares delivered in payment of the exercise price were acquired pursuant to the exercise of an ISO and if the requisite option holding periods are not satisfied (see above), then the optionee will realize ordinary income on the delivery of the previously-owned shares as in the case of any other “early” disposition of option-acquired shares.

APPROVAL OF AMENDMENT TO THE 2011 STOCK OPTION PLAN

As originally adopted, the Option Plan covered up to 600,000 shares of Common Stock of the Company.  The Board of Directors later approved an amendment to the Stock Option Plan increasing the number of shares available under the Plan by 150,000, to an aggregate of 750,000 shares, so the Company would have flexibility in future option grants.

As of the date hereof, options for a total of 512,500 shares have been authorized by the Board of Directors.

NO DISSENTERS’ RIGHTS

Delaware law does not provide for dissenter’s rights in connection with the approval of the actions described in this Information Statement.

NO ACTION IS REQUIRED

No other votes are necessary or required. The Company anticipates that the stockholder consents described in this Information Statement will become effective, for securities law purposes, twenty (20) days after mailing of this Information Statement for stockholders of record on the record date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information as of May 15, 2012 regarding the beneficial ownership of our Common Stock by each of our executive officers and directors, and as a group, and each person who, to our knowledge, beneficially owns five (5%) percent or more of our outstanding Common Stock.  Beneficial ownership includes any shares as to which the person or entity has sole or shared voting power or investment power and shares which that person or entity has the right to acquire within sixty days after May 15, 2012. The inclusion in this section of any shares deemed beneficially owned does not constitute an admission by that person of beneficial ownership of those shares.

Name of Beneficial Owner	Number of Shares		Percentage of Class(1)

David R. Smith	584,775	(1), (2)	13.1%

Glenn J. Fricano	893,166	(1), (2), (3)	20.1%

Harmandip Kullar	38,346	(4)	0.9%

Stuart M. Sieger	439,354	(1), (3)	9.9%

Alan Fein	39,051	(1), (5)	0.9%

Joshua Gottlieb	64,169	(1), (6)	1.4%

Z. Eric Stephens	- 0 -	(7)	-0-%

Cedarview Opportunities Master Fund LP	500,656	(1), (8)	11.2%

RENN Universal Growth Investment Trust PLC	1,708,301	(7), (9), (10)	29.4%

RENN Global Entrepreneurs Fund, Inc.	436,396	(7),(9), (10)	9.1%

Officers and Directors as a group	1,946,169	(1), (2), (5), (6)	46.2%

__________________________

(1)
Does not include approximately 697,000 shares to be issued on or about February 10, 2013, which will be issued net of satisfaction of indemnification claims, if any, under the Merger Agreement dated May 23, 2011.  Such shares generally would represent an additional approximately 17% of the amounts shown.

(2)	David R. Smith and Glenn Fricano are joint and several proxy voters of an aggregate of 226,624 shares of Common Stock, in which they disclaim a beneficial interest.

(3)
Glenn Fricano is currently holding 164,594 of Common Stock to be transferred to Stuart Sieger only if and when transfer of the same will not cause Stuart Sieger’s ownership to exceed 10% of the issued and outstanding Common Stock of the Company.

(4)	Does not include up to 200,000 shares for which an option has been granted, none of which is purchasable within 60 days of May 15, 2012.

(5)
Alan Fein is an affiliate of Wellfleet Partners, Inc., and is the designee of such firm as a director of the Company. Does not include approximately 20,000 shares that are restricted of which 10,000 shares will be released from restriction following the annual meeting of stockholders in 2012 and 2013 or action in lieu thereof if Mr. Fein is then serving as director, unless due to a failure to be re-elected.

(6)
Joshua Gottlieb is an affiliate of Cedarview Opportunities Master Fund, LP and disclaims beneficial ownership of shares of Common Stock held by such entity (see Note (7)).  Mr. Gottlieb is the designee of such entity as a director of the Company.  Does not include approximately 20,000 shares that are restricted of which 10,000 shares will be released from restriction following the annual meeting of stockholders in 2012 and 2013 or action in lieu thereof if Mr. Gottlieb is then serving as director, unless due to a failure to be re-elected.

(7)
Z. Eric Stephens is an affiliate of RENN Universal Growth Investment Trust PLC and RENN Global Entrepreneurs Fund, Inc., and disclaims beneficial ownership of shares of Common Stock held by such entities (see Note (9)).  Mr. Stephens is the designee of such stockholders as a director of the Company.

(8)
Cedarview Opportunities Master Fund, LP is an affiliate of Burton Weinstein who holds 58,669 shares and Joshua Gottlieb, who holds 58,669 shares, and an additional 10,000 shares, and disclaims any beneficial interest in such shares.  Burton Weinstein has dispositive power over the Cedarview shares.

(9)
RENN Universal Growth Investment Trust PLC owns 1,125,000 shares of Series A Preferred Stock, convertible into an aggregate of 1,442,843 shares of Common Stock, and RENN Global Entrepreneurs Fund, Inc. owns 250,000 shares of Series A Preferred Stock convertible into an aggregate of 320,632 shares of Common Stock.  Common Stock ownership includes assumed conversion of Series A Preferred Stock held by these persons.  The Series A Preferred Stock votes on an as converted basis with the Common Stock.  RENN Universal Growth Investment Trust PLC and RENN Global Entrepreneurs Fund, Inc. are affiliates and each disclaims any beneficial interest in the shares held by the other.  Russell Cleveland has dispositive power over the RENN entities’ shares.

(10)
If there are nine consecutive months of losses after August 10, 2011, or if for the 18 months after August 10, 2011 the Company does not earn an aggregate of at least $1 million, RENN Universal and RENN Global, as the holders of the Company’s Series A Preferred Stock, can elect a majority of the board of directors.

As of May 15, 2012, the fully diluted common stock of the Company totaled approximately 6,267,668 shares, not including up to 750,000 shares that could be issued under options that may be granted under the Company’s 2011 Stock Option Plan and not including approximately 697,000 shares held back at the August 10, 2011 merger that are expected to be issued in February 2013.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

As of the date of this Information Statement, Harmandip Kullar, Chief Financial Officer of the Company, holds options to purchase 200,000 shares granted under the Option Plan, at an exercise price of $3.50 per share, of which none are currently exercisable.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company.  These forward- looking statements include, but are not limited to, statements regarding our business, anticipated financial or operational results and objectives.  For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other filings of ours with the SEC.

ADDITIONAL INFORMATION

The Company is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330.  Our filings are also available to the public on the SEC’s website (www.sec.gov).

Dated: May 30, 2012	By order of the Board of Directors /s/ David R. Smith By: David R. Smith Its: Chief Executive Officer